EXHIBIT 99.1

Aptose Enters into $25 Million Committed Equity Facility and Establishes New At-The-Market Facility

SAN DIEGO and TORONTO, Feb. 13, 2025 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing the tuspetinib (TUS)-based triple drug frontline therapy to treat patients with newly diagnosed AML, today announced it has entered into a common share purchase agreement and registration rights agreement with an institutional investor.

The Committed Equity Facility agreement provides Aptose the right, in its sole option and discretion without obligation, to sell and issue up to $25 million of its common shares (the “Common Shares”) over the course of 24 months to the Investor, subject to certain conditions being met, and subject to certain limitations and conditions imposed by the Nasdaq Capital Market (“Nasdaq”), the U.S. Securities and Exchange Commission (the “SEC”) and other regulators. The securities offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. No Common Shares will be sold on the Toronto Stock Exchange (“TSX”) or other trading market in Canada under the common share purchase agreement. The TSX has conditionally approved the committed equity facility based on the exemption set forth in Section 602.1 of the TSX Company Manual.

Aptose also announced it has entered into a sales agreement to issue and sell Common Shares through “at-the-market” (ATM) distributions on the Nasdaq. Aptose will decide the timing, price, and number of shares sold. Prospectus supplements (the “Prospectus Supplements”) have been filed with the SEC qualifying the offer and sale of Common Shares (i) to the Investor with an aggregate offering price of up to US $25 million and (ii) pursuant to the sales agreement with an aggregate offering price of up to US $1 million. The Prospectus Supplements and accompanying prospectus are available on EDGAR at www.sec.gov and can also be accessed on the SEC's website at http://www.sec.gov. Investors should review the Prospectus Supplements and other filed documents for comprehensive information about the issuer and the offering before making any investments.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Aptose, and shall not constitute an offer, solicitation, or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company’s lead clinical-stage, oral kinase inhibitor tuspetinib (TUS) has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to obtain the capital required for research and operations and to continue as a going concern; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com